EXHIBIT 2.5

                                    GUARANTY

     The undersigned, for value received, unconditionally and absolutely guarantees to BINGHAM FINANCIAL SERVICES CORPORATION ("Bingham"), a Michigan corporation of 260 East Brown Street, Suite 200, Birmingham, Michigan 48009 and to Bingham's successors and assigns, payment when due, whether by stated maturity, demand, acceleration or otherwise, of all existing and future Indebtedness, as defined below, to Bingham of DMR FINANCIAL SERVICES, INC., a Michigan corporation whose address is 33045 Hamilton Court West, Farmington Hills, MI 48334 and also of any successor in interest, including without limit any debtor-in-possession or trustee in bankruptcy which succeeds to the interests of this party or person (jointly and severally the "Borrower").

     "Indebtedness", as used herein, shall mean (a) any and all direct indebtedness of the Borrower to Bingham under a certain Promissory Note of even date in the original principal amount of $1,500,000; (b) any and all indebtedness, obligations or liabilities for which the Borrower would otherwise be liable to Bingham thereunder were it not for the invalidity, irregularity or unenforceability of them by reason of any bankruptcy,insolvency or other law or order of any kind, or for any other reason, including without limit liability for interest and attorney fees on, or in connection with, any of the Indebtedness from and after the filing by or against the Borrower of a Bankruptcy petition; (c) any and all amendments, modifications, renewals and/or extensions of any of the above, including without limit amendments, modifications, renewals and/or extensions which are evidenced by new or additional instruments,documents or agreements; and (d) all costs of collecting Indebtedness, including without limit reasonable attorney fees.

         The undersigned waives notice of acceptance of this Guaranty and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Indebtedness, and diligence in collecting any indebtedness, and agrees that Bingham may modify the terms of any Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Indebtedness, all without notice to the undersigned and without affecting in any manner the unconditional obligation of the undersigned under this Guaranty. The undersigned further waives any and all other notices to which the undersigned might otherwise be entitled. The undersigned acknowledges and agrees that the liabilities created by this Guaranty are direct and are not conditioned upon pursuit by Bingham of any remedy Bingham may have against the Borrower or any other person or any security. No invalidity, irregularity or unenforceability of any part or all of the Indebtedness or any documents evidencing the same, by reason of any bankruptcy, insolvency or other law or order of any kind or for any other reason, and no defense or setoff available at any time to the Borrower, shall impair, affect or be a defense or setoff to the obligations of the undersigned under this Guaranty.

     The undersigned delivers this Guaranty based solely on the undersigned's independent investigation of the financial condition of the Borrower and is not relying on any information furnished by Bingham. The undersigned assumes full responsibility for obtaining any further information concerning the Borrower's financial condition, the status of the Indebtedness or any other matter which the undersigned may deem necessary or appropriate from time to time.

        The undersigned waives any duty on the part of Bingham, and agrees that it is not relying upon nor expecting Bingham to disclose to the undersigned any fact now or later known by Bingham, whether relating to the operations or condition of the Borrower, the existence, liabilities or financial condition of any co-guarantor of the Indebtedness, the occurrence of any default with respect to the Indebtedness, or otherwise, notwithstanding any effect these facts may have upon the undersigned's risk under this Guaranty or the undersigned's rights against the Borrower. The undersigned knowingly accepts the full range of risk encompassed in this Guaranty.

     The undersigned represents and warrants that: (a) Bingham has made no representation to the undersigned as to the creditworthiness of the Borrower; and (b) the undersigned has established adequate means of obtaining from the Borrower on a continuing basis financial and other information pertaining to the Borrower's financial condition. The undersigned agrees to keep adequately informed of an facts, events or circumstances which might in any way affect the risks of the undersigned under this Guaranty.

     The undersigned grants to Bingham the right of setoff as to any and all property of the undersigned now or later in the possession of Bingham. The undersigned subordinates any claim of any nature that the undersigned now or later has against the Borrower to and in favor of all Indebtedness and agrees not to accept payment or satisfaction of any claim that the undersigned now or later may have against the Borrower without the prior written consent of Bingham. Should any payment, distribution, security, or proceeds, be received by the undersigned upon or with respect to any claim that the undersigned now or may later have against the Borrower, the undersigned shall immediately deliver the same to Bingham in the form received (except for endorsement or assignment by the undersigned where required by Bingham) for application on the Indebtedness, whether matured or unmatured, and until delivered the same shall be held in trust by the undersigned as the property of Bingham.

     The undersigned agrees that no security now or later held by Bingham for the payment of any Indebtedness, whether from the Borrower, any guarantor, or otherwise, and whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, shall affect in any manner the unconditional obligation of the undersigned under this Guaranty, and Bingham, in its sole discretion, without notice to the undersigned, may release, exchange, enforce and otherwise deal with any security without affecting in any manner the unconditional obligation of the undersigned under this Guaranty. The undersigned acknowledges and agrees that Bingham has no obligation to acquire or perfect any lien on or security interest in any assets, whether realty or personalty, to secure payment of the Indebtedness, and the undersigned is not relying upon any assets in which Bingham has or may have a lien or security interest for payment of the Indebtedness.

     The undersigned acknowledges that the effectiveness of this Guaranty is not conditioned on any or all of the indebtedness being guaranteed by anyone else.

     Until the Indebtedness is irrevocably paid in full, the undersigned waives any and all rights to be subrogated to the position of Bingham or to have the benefit of any lien, security interest or other guaranty now or later held by Bingham for the Indebtedness or to enforce any remedy which Bingham now or later has against the Borrower or any other person. Until the Indebtedness is irrevocably paid in full, the undersigned shall have no right of reimbursement, indemnity, contribution or other right of recourse to or with respect to the Borrower or any other person. The undersigned agrees to indemnify and hold harmless Bingham from and against any and all claims, actions, damages, costs and expenses, including without limit reasonable attorneys' fees, incurred by Bingham in connection with the undersigned's exercise of any right of subrogation, contribution, indemnification or recourse with respect to this Guaranty. Bingham has no duty to enforce or protect any rights which the undersigned may have against the Borrower or any other person and the undersigned assumes full responsibility for enforcing and protecting these rights.

     Notwithstanding any provision of the preceding paragraph or anything else in this Guaranty to the contrary, if any of the undersigned is or becomes an "insider" or "affiliate" (as defined in Section 101 of the Federal Bankruptcy Code, as it may be amended) with respect to the Borrower, then that undersigned irrevocably and absolutely waives any and all rights of subrogation, contribution, indemnification, recourse, reimbursement and any similar rights against the Borrower (or any other guarantor) with respect to this Guaranty, whether such rights arise under an express or implied contract or by operation of law. It is the intention of the parties that the undersigned shall not be (or be deemed to be) a "creditor" (as defined in Section 101 of the Federal Bankruptcy Code, as it may be amended) of the Borrower (or any other guarantor) by reason of the existence of this Guaranty in the event that the Borrower becomes a debtor in any proceeding under the Federal Bankruptcy Code. This waiver is given to induce Bingham to enter into certain written contracts with the Borrower included in the Indebtedness. The undersigned warrants and agrees that none of Bingham's rights, remedies or interests shall be directly or indirectly impaired because of any of the undersigned's status as an "insider" or "affiliate" of the Borrower, and the undersigned shall take any action, and shall execute any document, which Bingham may request in order to effectuate this warranty to Bingham.

     If any Indebtedness is guaranteed by two or more guarantors, the obligation of the undersigned shall be several and also joint, each with all and also each with any one or more of the others, and may be enforced at the option of Bingham against each severally, any two or more jointly, or some severally and some jointly. Bingham, in its sole discretion, may release any one or more of the guarantors for any consideration which it deems adequate, and may fail or elect not to prove a claim against the estate of any bankrupt, insolvency, incompetent or deceased guarantor; and after that, without notice to any other guarantor, Bingham may extend or renew any or all Indebtedness and may permit the Borrower to incur additional Indebtedness, without affecting in any manner the unconditional obligation of the remaining guarantors. This action by Bingham shall not, however, be deemed to affect any right to contribution which may exist among the guarantors.

     Notwithstanding any prior termination, surrender or discharge of this Guaranty (or of any lien, pledge or security interest securing this Guaranty) in whole or in part, the effectiveness of this Guaranty, and of all liens, pledges and security interests securing this Guaranty, shall automatically continue or be reinstated, as the case may be, in the event that any payment received or credit given by Bingham in respect of the Indebtedness is returned, disgorged or rescinded as a preference, impermissible setoff, fraudulent conveyance, diversion of trust funds, or otherwise under any applicable state or federal law, including, without limitation, laws pertaining to bankruptcy or insolvency, in which case this Guaranty, and all liens, pledges and security interests securing this Guaranty, shall be enforceable against the undersigned as if the returned, disgorged or rescinded payment or credit had not been received or given by Bingham, and whether or not Bingham relied upon this payment or credit or changed its position as a consequence of it.

     The undersigned waives any right to require Bingham to: (a) proceed against any person, including without limit the Borrower; (b) proceed against or exhaust any security held from the Borrower or any other person; (c) give notice of the terms, time and place of any public or private sale of personal property security held from the Borrower or any other person, or otherwise comply with the provisions of Section 9-504 of the Michigan or other applicable Uniform Commercial Code; (d) pursue any other remedy in Bingham's power; or (e) make any presentments or demands for performance, or give any notices of nonperformance, protests, notices of protest, or notices of dishonor in connection with any obligations or evidences of Indebtedness held by Bingham as security, in connection with any other obligations or evidences of indebtedness which constitute in whole or in part Indebtedness.

     The undersigned authorizes Bingham, either before or after termination of this Guaranty, without notice to or demand on the undersigned and without affecting the undersigned's liability under this Guaranty, from time to time to:
(a) apply any security and direct the order or manner of sale of it, including without limit, a non-judicial sale permitted by the terms of the controlling security agreement, mortgage or deed of trust, as Bingham in its discretion may determine; (b) release or substitute any one or more of the endorsers or any other guarantors of the Indebtedness; and (c) apply payments received by Bingham from the Borrower to any indebtedness of the Borrower to Bingham, in such order as Bingham shall determine in its sole discretion, whether or not this indebtedness is covered by this Guaranty, and the undersigned waives any provision of law regarding application of payments which specifies otherwise. Bingham may without notice assign this Guaranty in whole or in part. Upon Bingham's request, the undersigned agrees to provide to Bingham copies of the undersigned's financial statements.

     The undersigned waives any defense based upon or arising by reason of
(a) any disability or other defense of the Borrower or any other person; (b) the cessation or limitation from any cause whatsoever, other than final and irrevocable payment in full, of the Indebtedness; (c) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of the Borrower which is a corporation, partnership or other type of entity, or any defect in the formation of the Borrower; (d) the application by the Borrower of the proceeds of any Indebtedness for purposes other than the purposes represented by the Borrower to Bingham or intended or understood by Bingham or the undersigned; (e) any act or omission by Bingham which directly or indirectly results in or aids the discharge of the Borrower or any Indebtedness by operation of law or otherwise; or (f) any modification of the Indebtedness, in any form whatsoever including without limit any modification made after effective termination, and including without limit the renewal, extension, acceleration or other change in time for payment of the Indebtedness, or other change in the terms of any Indebtedness, including without limit increase or decrease of the interest rate. The undersigned waives any defense the undersigned may have based upon any election of remedies by Bingham which destroys the undersigned's subrogation rights or the undersigned's right to proceed against the Borrower for reimbursement, including without limit any loss of rights the undersigned may suffer by reason of any rights, powers or remedies of the Borrower in connection with any anti-deficiency, valuation laws or any other laws limiting, qualifying or discharging any Indebtedness.

     The undersigned acknowledges that Bingham has the right to sell, assign, transfer, negotiate, or grant participations in all or any part of the Indebtedness and any related obligations, including without limit this Guaranty. In connection with that right, Bingham may disclose any documents and information which Bingham now or later acquire relating to the undersigned and this Guaranty, whether furnished by the Borrower, the undersigned or otherwise. The undersigned further agrees that Bingham may disclose these documents and information to the Borrower.

     The undersigned unconditionally and irrevocably waives each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of the undersigned under this Guaranty, and acknowledges that each such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from the undersigned now or later securing this Guaranty and/or the Indebtedness, and acknowledges that as of the date of this Guaranty no such defense or setoff exists. The undersigned acknowledges that the effectiveness of this Guaranty is subject to no conditions of any kind.

     The undersigned warrants and agrees that each of the waivers set forth above are made with the undersigned's full knowledge of their significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of these waivers are determined to be contrary to any applicable law or public policy, these waivers shall be effective only to the extent permitted by law.

     This Guaranty constitutes the entire agreement of the undersigned and Bingham with respect to the subject matter of this Guaranty. No waiver, consent, modification or change of the terms of this Guaranty shall bind any of the undersigned or Bingham unless in writing and signed by the waiving party or an authorized officer of the waiving party, and then this waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given. This Guaranty shall inure to the benefit of Bingham and its successors and assigns. This Guaranty shall be binding on the undersigned and the undersigned's successors and assigns including, without limit, any debtor in possession or trustee in bankruptcy for any of the undersigned. The undersigned has (have) knowingly and voluntarily entered into this Guaranty in good faith for the purpose of inducing Bingham to extend credit or make other financial accommodations to the Borrower, and the undersigned acknowledges that the terms of this Guaranty are reasonable. If any provision of this Guaranty is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN.

THE UNDERSIGNED AND BINGHAM ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS

GUARANTY OR THE INDEBTEDNESS.

IN WITNESS WHEREOF, the undersigned has (have) signed this Guaranty on June 30, 1999.


                                             GUARANTOR:

                                             DETROIT MORTGAGE AND REALTY
COMPANY


                                             By: /s/ Daniel D. Armistead
                                                ------------------------

                                             Its:  Chairman
                                                 ----------